EXHIBIT 99

                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                              EDISON INTERNATIONAL
                           Adopted: February 19, 1998
                          RE: EQUITY COMPENSATION PLAN

               WHEREAS, there has been presented to the Board of Directors of this corporation a proposal to replace the Officer and Management Long-Term Incentive Compensation Plans and the Director Incentive Compensation Plan approved by the shareholders of this corporation on April 16, 1992 (collectively, the "1992 Plans") with a new plan called the Edison International Equity Compensation Plan (the "Plan");

               WHEREAS,   pursuant  to  the  Plan,  additional  shares  of  this
corporation's Common Stock will be offered and awarded under the Plan;

               WHEREAS, pursuant to the Plan, additional unissued shares of Common Stock of this corporation may be required to be newly issued (the "New Issue Stock");

               WHEREAS, the New Issue Stock may be issued for consideration other than money, and California Corporations Code Section 409(e) requires that the Board of Directors of this corporation state by resolution its determination of the fair value to the corporation in monetary terms of any consideration other than money for which shares are issued;

               WHEREAS, the Board of Directors of this corporation has been advised that it is desirable to authorize the filing of one or more registration statements on Form S-8 or other appropriate form (the "Registration Statements") with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, the additional shares of Common Stock to be offered and awarded pursuant to the Plan;

               WHEREAS, it is deemed convenient and desirable to effect such SEC filing over the signatures of attorneys-in-fact and to authorize the same for such purposes;

               WHEREAS, in connection with the offer and award of additional shares of Common Stock, this corporation may be required to comply with certain requirements of the securities, Blue Sky or similar laws of certain states or other jurisdictions; and

               WHEREAS, prior to issuance, the New Issue Stock is required to be listed on the New York Stock Exchange, Inc. (the "NYSE"), and the Pacific Exchange, Inc. (the "PE", the NYSE and the PE being hereinafter collectively referred to as the "Exchanges");

               NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby approved in substantially the form attached hereto as Exhibit "A," with such minor or technical changes as may be approved by the Vice President of Human Resources of this corporation, as evidenced by her execution of the final version of the Plan; provided however, that no change shall be made which would decrease or eliminate the exempt status of any transaction under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or violate California law.

               BE IT FURTHER RESOLVED, that the Board of Directors of this corporation hereby authorizes offers and awards of this corporation's Common Stock (the "Plan Stock") pursuant to the Plan; provided that, subject to Sections 3.3(b), 3.3(c) and 3.4(a) of the Plan, the aggregate number of shares of Plan Stock that may be awarded in any calendar year shall not exceed one percent of the total issued and outstanding shares of Common Stock of this corporation, as of December 31 of the preceding year, with such annual amount to be cumulative from January 1, 1998 until the Plan termination date such that any shares of Plan Stock available that are not awarded during a calendar year, or portion thereof, shall be available for grant in any subsequent year, or portion thereof pursuant to the terms of the Plan; such shares of Plan Stock to be New Issue Stock or previously issued shares purchased on the open market, as the Chief Financial Officer and the Chairman of the Board (or such other persons designated in writing by the Chief Financial Officer and the Chairman of the Board) may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries, and at prices determined from time to time in accordance with the terms of the Plan, as the Plan may be amended from time to time.

               BE IT FURTHER RESOLVED, that the Plan shall be presented at the annual meeting of the shareholders of this corporation on April 16, 1998, or at any adjournment thereof within twelve months following the date hereof, and if approved, shall be retroactively effective as of January 1, 1998, and shall replace the 1992 Plans which will terminate except as to outstanding awards thereunder; and if the Plan is not approved, the 1992 Plans shall remain in full force and effect.

               BE IT FURTHER RESOLVED, that unless terminated earlier pursuant to Section 3.6 of the Plan, no awards shall be made under the Plan after the close of business on December 31, 2007.

               BE IT FURTHER RESOLVED, that the New Issue Stock may be issued to pay awards under the Plan for consideration other than money, including without limitation, past services of directors, officers, employees and others or the acceptance of employment or election as a director or officer of this corporation, but in no event for future services.

               BE IT FURTHER RESOLVED, that the Board of Directors of this corporation does hereby determine that the fair value to this corporation in monetary terms of any nonmonetary consideration received for each share of New Issue Stock issued under the Plan shall be deemed to be an amount equal to the fair market value (the average of the highest and lowest sale prices for the Common Stock of this corporation as reported in the western edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the date as of which such determination is made) of the New Issue Stock on the date of issuance to any participant less any money received from the participant, unless otherwise determined and resolved by the Board of Directors of this corporation or the Compensation and Executive Personnel Committee of the Board of Directors of this corporation (the "Committee").

               BE IT FURTHER RESOLVED, that the Committee, excluding those members ineligible to administer the Plan as provided therein, is hereby granted all such powers and authority of the Board of Directors of this corporation as may be necessary or appropriate to implement and administer the Plan.

               BE IT FURTHER RESOLVED, that one or more officers of this
corporation be and each of them hereby is authorized and directed to prepare and file or cause to be prepared and filed, at one time or from time to time, the Registration Statements together with all documents required as exhibits thereto and any and all amendments, including without limitation Post-Effective Amendments and/or supplements to Registration Statements, deemed by such officer or officers as necessary for the registration with the SEC under the Securities Act of 1933, as amended, of offers and awards of up to the aggregate maximum number of shares of the Plan Stock authorized to be offered and awarded pursuant to the Plan.

               BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver individually as well as on behalf of this corporation and in its name a power of attorney appointing John E. Bryson, Bryant C. Danner, Alan J. Fohrer, Richard K. Bushey, Theodore F. Craver, Jr., Beverly P. Ryder, Kenneth S. Stewart, Mary C. Simpson, Paige W. R. White, Timothy W. Rogers, Bonnie J. Smith, Peggy A. Stern, Beverly K. Marshall, Douglas G. Green and J. A. Bouknight, Jr., or any one of them, to act severally as attorney-in-fact for such officer and this corporation for the purpose of executing, filing or causing to be filed, on its behalf and in its name the Registration Statements and any and all amendments and/or supplements thereto to be filed by this corporation with the SEC.

               BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed, in the name and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with authorities of such states or other jurisdictions and to do such other acts and things as the said officer or officers may deem to be necessary or appropriate to comply with the securities, Blue Sky or similar laws of such states or jurisdictions in connection with the offer and award of the Plan Stock; provided, however, that this corporation shall not thereby qualify as a foreign corporation in such states or jurisdictions.

               BE IT FURTHER RESOLVED, that for the purpose of listing shares of the New Issue Stock with the Exchanges, any officer of this corporation, jointly or severally, is or are hereby authorized to execute and file or cause to be filed with the Exchanges, in the name and on behalf of this corporation, at one time or from time to time, and for any number of shares up to the aggregate maximum number of shares authorized to be offered and awarded pursuant to the Plan, listing applications (including any amendments or supplements thereto), and such other filings, instruments and documents as such officer(s) acting or counsel of this corporation shall deem necessary or convenient to effect or maintain, or otherwise in connection with, said listings.

               BE IT FURTHER RESOLVED, that the officers of this corporation be and each of them hereby is fully authorized, empowered and directed in the name and on behalf of this corporation or otherwise to take or cause to be taken all such other action, including without limitation the payment of any fees, taxes or other expenses, and to prepare or cause to be prepared and to execute and deliver all such other certificates, agreements, and other instruments and documents, as in the judgment of the officer or officers acting, or of counsel for this corporation, may be necessary or appropriate so that the obligations of this corporation under the Plan may be fully performed in accordance with its terms and conditions and to carry out the foregoing provisions of this resolution.

APPROVED:


John E. Bryson
---------------------------------------------------------------
John E. Bryson
Chairman of the Board

Bryant C. Danner
---------------------------------------------------------------
Bryant C. Danner
Executive Vice President and General Counsel

                                                          ATTACHMENT A

                              EDISON INTERNATIONAL

                            EQUITY COMPENSATION PLAN

                            Effective January 1, 1998


WHEREAS, the Officer and Management Long-Term Incentive Compensation Plans and the Director Incentive Compensation Plan were approved by the shareholders of SCEcorp on April 16, 1992 and were subsequently amended and restated as Edison International plans; and

WHEREAS, it is deemed desirable and appropriate to replace those plans with a new plan called the Edison International Equity Compensation Plan ("Plan") and to authorize the issuance of additional shares of Common Stock under the Plan;

NOW, THEREFORE, the Plan is established effective January 1, 1998 subject to approval by the shareholders of Edison International, to be solicited at the annual meeting of the Company's shareholders to be held on April 16, 1998, or at any adjournment thereof within twelve months following the date of the Plan's adoption by the Board of Directors, and subject to the following terms and conditions:

1. GENERAL

1.1 Purpose.

The purpose of the Plan is to improve the long-term financial and operational performance of Edison International and its affiliates by providing eligible Participants a financial incentive which reinforces and recognizes long-term corporate, organizational and individual performance and accomplishments. The Plan is further intended to promote the interests of Edison International and its shareholders by attracting and retaining qualified officers, employees and directors and aligning their interests with those of the other shareholders by encouraging Participants to acquire Common Stock or otherwise increase their proprietary interest in Edison International.

1.2 Participation.

The Administrator has authority, in its sole discretion, to determine and designate from time-to-time from among the Eligible Persons, those who are to be granted Plan Awards and thereby become Participants in the Plan.

1.3 Operation, Administration and Definitions.

The operation and administration of the Plan, and the Plan Awards are subject to the provisions of Article 3. Capitalized terms in the Plan are defined in
Article 4.

2. PLAN AWARDS

2.1 General.

The Administrator may grant any Plan Award except as otherwise  provided in this
Article 2 to eligible Executive Officers and Key Management Employees. The Administrator may grant only Nonqualified Stock Options or Stock Grants to Directors. Awards may be granted as alternatives or replacements of awards outstanding under the plan, or any other plan or arrangement of another business or entity,

(page A-1)

all or a portion of which is acquired by an EIX Company. Each Plan
Award will be evidenced by a written instrument specifying the date of grant and may include or incorporate by reference any additional terms and conditions consistent with the Plan as determined in the discretion of the Administrator. The Administrator may grant any Plan Award permitted under the Plan which is otherwise payable in Common Stock in the form of a cash equivalent award.

2.2 Nonqualified Stock Options.

The grant of a Nonqualified Stock Option entitles the Participant to purchase shares of Common Stock at an exercise price established by the Administrator. Nonqualified Stock Options awarded pursuant to the Plan are subject to the following terms and conditions:

(a) The exercise price of each Nonqualified Stock Option will be determined by a method established by the Administrator at the time of the grant, except that the exercise price may not be less than one hundred percent of the Fair Market Value of the Common Stock as of the Pricing Date.

(b) Upon the exercise of a Nonqualified Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International. Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option. Cash payments will be made in lieu of fractional shares.

2.3 Statutory Stock Options.

The grant of a Statutory Stock Option entitles the Participant to purchase shares of Common Stock at an exercise price established by the Administrator. Statutory Stock Options awarded pursuant to the Plan will be subject to the following terms and conditions:

(a) The purchase price of each share of Common Stock under a Statutory Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if a Participant, at the time a Statutory Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of Edison International (as defined in Section 424(d) or (e) of the Code), then the exercise price of each share of Common Stock subject to such Statutory Stock Option will be at least one hundred and ten percent of the Fair Market Value of such share of Common Stock, as determined in the manner stated in this paragraph.

(b) No Statutory Stock Option may be awarded more than ten years after this Plan is adopted, nor may it be exercised more than ten years from the date of the grant. Each Statutory Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

(c) Upon the exercise of a Statutory Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International. Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(d) The Fair Market Value (determined at the time the Statutory Stock Option is granted) of the shares of Common Stock for which any Participant may be granted Statutory Stock Options that are first exercisable during any one calendar year (including Statutory Stock Options under all plans of the Company) will not in the aggregate exceed One Hundred Thousand ($100,000). Dollars. To the extent that the aggregate Fair Market Value of such shares exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(e) No fractional share will be issued pursuant to the exercise of a Statutory Stock Option. Cash payments will be made in lieu of fractional shares.

2.4 Stock Appreciation Rights.

The grant of a Stock Appreciation Right entitles that Participant to receive in cash or stock, the value equal to all or a portion of the appreciation in value of Common Stock determined pursuant to

<page A-2>

Subsection 2.4(d). Stock Appreciation Rights awarded pursuant to the Plan will be subject to the following terms and conditions:

(a)  A Stock Appreciation Right may be granted:

     (i)  at any time if  unrelated  to an  Option;

     (ii) either at the time of grant, or at any time thereafter during the option term if related to a Nonqualified Stock Option;

     (iii) only at the time of grant if related to a Statutory Stock Option.

(b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, to receive payment of an amount computed pursuant to Subsection 2.4(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c) Subject to Subsection 2.4(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

     (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

     (ii) The number of shares to which such Stock Appreciation Right has been exercised.

(e) The Administrator may grant Stock Appreciation Rights unrelated to Options. Subsection 2.4(d) will be used to determine the amount payable at exercise of such Stock Appreciation Rights if Fair Market Value is used, except that Fair Market Value will not be used if the Administrator specified in the award that book value or another measure as deemed appropriate by the Administrator was to be used. In applying the formula in Subsection 2.4(d), the initial share value specified in the Stock Appreciation Right award will be used in lieu of the price "specified in the related Option."

(f) Payment of the amount determined under Subsection 2.4(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Administrator, solely in cash or in a combination of cash and shares as the Administrator deems advisable. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, no fractional share will be issued. Payment for the fractional share will be made in cash only.

(g) The Administrator may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3, as applicable (or any other comparable provisions in effect at the time or times in question). Without limiting the generality of the foregoing, the Administrator may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of Edison International's quarterly and annual summarized financial data.

2.5 Performance Awards.

The grant of a Performance Award entitles the Participant to receive in cash an amount determined by formula established by the Administrator over a specified term. Performance Awards may be based on Common Stock performance over a period determined in advance by the Administrator or may be based on any other measures as determined appropriate by the Administrator, including the performance of hypothetical equity-related measures of any EIX Company. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Administrator.

<page A-3>

2.6 Dividend Equivalents.

The grant of Dividend Equivalents entitles the Participant to receive cash or stock based on the dividends declared on the Common Stock on record dates during the period between the date a Plan Award is granted and the date such Plan Award is exercised or paid. Dividend Equivalents may be awarded separately or in connection with Plan Awards, whether payable in cash or Common Stock. Subject to Sections 3.3 and 3.4, such Dividend Equivalents will be converted to cash or additional shares by such formula and at such time as may be determined by the Administrator.

2.7 Stock Grants.

The award of a Stock Grant entitles the Participant to receive a specified amount of Common Stock on the grant date. Stock Grants may be awarded pursuant to the Plan to non-employee Directors only subject to the terms and conditions established at the time of the award. Stock Grants may also be awarded in the form of stock units with payment in cash delayed until retirement or as otherwise provided at the time of grant.

2.8 Stock Payments.

The Administrator may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash. Notwithstanding anything to the contrary contained in this Plan, if the written instrument evidencing any Plan Award states that the Plan Award will be paid in cash, the Administrator may not make a Stock Payment in lieu thereof, and the Plan Award will be redeemable or exercisable by the Holder only for cash.

3.  OPERATION AND ADMINISTRATION

3.1 Effective Date of Plan and Duration.

This Plan will become effective on January 1, 1998, subject, however, to approval by the shareholders of Edison International at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board of Directors. Unless the Plan is terminated earlier pursuant to Section 3.6, no Plan Awards will be made after December 31, 2007.

3.2 Administration.

(a) The Plan will be administered with respect to Executive Officers, Key Management Employees, or Directors as follows:

     (i) Executive Officers. The Administrator of the Plan for purposes of Plan Awards made to Executive Officers is the Committee. The Administrator has, and may exercise, such powers and authority of the Board as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan. The Administrator has sole authority in its discretion to determine the Executive Officers to whom, and the time or times at which, Plan Awards may be granted, the nature of the Plan Award, the number of shares of Common Stock or the amount of cash that makes up each Plan Award, the pricing and amount of any Plan Award, the objectives, goals and performance criteria (which need not be identical) utilized to measure the value of Plan Awards, the form of payment (cash or Common Stock or a combination thereof) upon the event or events giving rise to payment of a Plan Award, the vesting schedule of any Plan Award, the term of any Plan
          Award, and such other terms and conditions applicable to each individual Plan Award as the Administrator will determine. The Administrator may grant at any time new Plan Awards to a Participant who has previously received Plan Awards. The purchase price or initial value of the Plan Awards may be established by the Administrator without regard to the existing Plan Awards or such other grants. Further, the Administrator may, with the consent of a Participant, amend the terms of any existing Plan Award previously granted to include or amend any provisions which could be incorporated in such a

<page A-4>


          Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

          The Administrator has the sole authority to interpret the Plan, to determine the terms and provisions of the Plan Award agreements, and to make all determinations necessary or advisable for the administration of the Plan. The Administrator has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Administrator will be final, conclusive, and binding upon all parties. Any action of the Administrator with respect to the administration of the Plan will be taken pursuant to a majority vote or by the unanimous written consent of its members. The Administrator may delegate to one or more agents such nondiscretionary administrative duties as it may deem advisable.

     (ii) Key Management Employees. The Administrator of the Plan for purposes of Plan Awards made to Key Management Employees is the Committee which will administer the Plan and Plan Awards as provided in Paragraph 3.2(a)(i) except as provided in this Paragraph 3.2(a)(ii). The Committee will annually determine the type or types of Plan Awards, the total number of Plan Awards to be authorized under the Plan for the following year, the prices of Plan Awards (which may be any lawful consideration as determined by the Committee), any additional terms and conditions, and the form of the documentation to be utilized. The Committee will allocate a portion of the total number of Plan Awards to each EIX Company. Each EIX Company will then have the authority to determine to whom Plan Awards will be granted and the amount of the individual awards.

          Each EIX Company may grant Plan Awards to newly eligible individuals at any time during the year provided the total number of Plan Awards authorized by the Committee for that EIX Company for that year is not exceeded. With the consent of Edison International, new or additional Plan Awards may be granted to Participants who have previously received Plan Awards. The purchase price or initial value of the Plan Awards may be established without regard to the existing Plan Awards or such other grants. Further, with the consent of Edison International and the Participant, each EIX Company may amend the terms of any existing Plan Award previously granted to include or amend any provisions which could have been incorporated in such a Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

     (iii)Directors. The Plan will be administered as provided under Paragraph 3.2(a)(i) with respect to any Plan Award made to a Director except that the Board will be substituted for any reference therein to the Committee. With respect to any reference throughout the Plan as to discretion exercised by the Committee, such discretion will be exercised by the Board with respect to Directors.

(b) No member of the Board or the Committee or agent or designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

(c) Notwithstanding the provisions of Section 3.6 regarding the term of the Plan, all authority of the Board and the Committee with respect to Plan Awards hereunder, including (subject to share limits) the authority to amend outstanding Plan Awards, shall continue after the term of the Plan, so long as any Plan Award remains outstanding. The Administrator shall have the authority to permit a deferred payment in respect of Plan Awards under any deferred compensation plan of the Company, consistent with Subsection 3.5(b). Any such settlement or deferral shall not be deemed a new award hereunder so long as all shares issuable in respect thereof do not exceed the aggregate number of shares subject to the Plan Award so paid thereby.

<page A-5>


3.3 Aggregate and Maximum Awards Under Plan.

(a)  Effective on the Approval  Date,  and subject to the provisions of Sections
     3.3 and 3.4 of the Plan, the aggregate annual number of shares of Common Stock that may be issued or transferred pursuant to Plan Awards, and the total aggregate annual value of Plan Awards other than Dividend Equivalents which are payable in a form other than Common Stock, will not exceed one percent of the total issued and outstanding shares of Common Stock, as of December 31 of the next preceding year, cumulative from the Approval Date until the Plan termination date, or the fair market value of such shares as determined on the dates of grant of the Plan Awards. Any shares of Common Stock available that are not awarded during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof. On an annual basis, as long as any Plan Awards are outstanding and have not been paid, Dividend Equivalents payable in cash will not exceed the annual dividend payable on the aggregate shares of Common Stock authorized under the Plan cumulative from the Approval Date.

(b) No Option Award to an individual Participant, other than a Director, during any calendar year will exceed 500,000 shares of Common Stock or the value of such shares at the time of grant except that the maximum number of Statutory Stock Options will also not exceed the limitations set forth in
     Section 2.3. No Stock Grant to a Director during any calendar year will exceed 2,500 shares of Common Stock, and no Nonqualified Stock Option award to a Director during any calendar year will exceed 12,500 shares of Common Stock. The shares to be delivered under the Plan will be made available, at the discretion of Edison International, either from authorized but unissued shares of Common Stock or from shares purchased on the open market.

(c) If any Plan Award expires, is forfeited, is canceled, or otherwise terminates for any reason other than upon exercise or payment, the shares of Common Stock (provided the Participant receives no benefit of ownership) or equivalent value that could have been delivered will not be charged against the limitations provided above and may again be made subject to Plan Awards. However, shares subject to Stock Appreciation Rights settled in cash will not be charged against the share limitations provided above, but only against the fair market value limitation.

3.4 Adjustment Provisions.

(a) Subject to the provisions of this Section 3.4, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 3 of the Plan, (ii) the maximum individual award, (iii) the number and kind of shares or other securities subject to the then outstanding Plan Awards, and (iv) the price for each share or other unit of any other securities subject to the then outstanding Plan Awards without change in the aggregate purchase price or value as to which Plan Awards remain exercisable or subject to restrictions.

(b) Despite the foregoing, upon dissolution or liquidation of Edison International, or upon a reorganization, merger, or consolidation of Edison International with one or more corporations as a result of which Edison International is not the surviving corporation, or upon the sale of all or substantially all the property of Edison International, all Options, Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will be fully vested and exercisable unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Plan Awards of new Options, Stock Appreciation Rights, or other Plan Awards covering the stock of a

<page A-6>

     successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c) Any adjustments pursuant to this Section 3.4 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

(d) Notwithstanding the foregoing, if a reorganization, merger, consolidation, or other corporate transaction is consummated following and related to the occurrence of a Distribution Date, as that term is defined in the Rights Agreement approved by the Edison International Board of Directors on November 20, 1996, as a result of which Edison International is not the surviving corporation, all Options, Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will fully vest. This Plan may not be terminated, nor may any Plan Award be cashed out, modified or terminated without the consent of the Holder, by Edison International or its successor in interest during the subsequent period necessary to allow Plan Awards to remain exercisable for at least two years following the close of the transaction, or where applicable, through the first exercise period occurring at least two years after the close of the transaction. During such subsequent period, valuation procedures and exercise periods will occur on a basis consistent with past practice.

3.5 General Provisions.

(a) With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Administrator may direct.

(b) Notwithstanding the term of a Plan Award, the Administrator may approve the delayed payment or delivery of any cash or shares of Common Stock which may become due under the Plan. Any such delayed payment or delivery must specifically be authorized by the Administrator in writing and shall be
     subject to any  conditions,   restrictions   or   requirements   as  the
     Administrator may determine.

     The Administrator may permit the deferral of any cash payable in respect of a Plan Award in the form of Stock Units which may earn Dividend Equivalents and other compensation in respect thereof, and the Committee may provide that such Stock Units and Dividend Equivalents shall eventually be paid in the form of shares of Common Stock (subject to share limits).

     In the event that the purchase price of an Option is paid in full in shares of Common Stock and the delivery of shares of Common Stock in excess of the option price is deferred, Stock Units may be credited in respect of such excess shares and may earn Dividend Equivalents or other compensation in respect thereof, and the number of shares of Common Stock issued in respect of the deferred shares may include the number of such deferred shares and the number of Stock Units credited as Dividend Equivalents (subject to share limits).

     In addition, during the term of the Plan, the Committee may grant Stock Units to selected employees as dividend equivalents under and as set forth in any Edison International option gain deferral program (the "Deferral Program") and may deliver shares of Common Stock in respect to such Stock Units pursuant to the selected employee's election under the Deferral Program."

(c) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Holder at any time with or without cause.

(d) No shares of Common Stock will be issued or transferred pursuant to a Plan Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of a Plan Award, Edison International may require the Holder to take any reasonable action to meet such requirements.

<page A-7>


(e) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Plan Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

(f) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may delegate all or any portion of its responsibilities and powers to any one or more of its members or any other person or persons selected by it. Such delegation may be revoked by the Committee at any time.

(g) Edison International may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Plan Award. Subject to this Subsection, however, and without in anyway limiting the generality of Section 2.4, the Administrator, in its sole discretion and subject to such rules as the Administrator may adopt, may permit Participants to elect (i) cash settlement of any Plan Award, or (ii) to apply a portion of the shares of Common Stock they are otherwise entitled to receive pursuant to a Plan Award, or shares of Common Stock already owned, to satisfy the tax withholding obligation arising from the receipt, vesting, or exercise of any Plan Award, as applicable.

(h) No Plan Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature, or otherwise transferable (meaning, without limitation, that such Plan Award or right is exercisable during the Holder's lifetime only by him/her or by his/her guardian or legal representative) except that, under such rules and regulations as Edison International may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a Plan Award in the event of death of a Holder of such Plan Award, and Plan Awards may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the regulations promulgated thereunder. If such beneficiary is the executor or administrator of the estate of the Holder of such Plan Award, any rights with respect to such Plan Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Plan Award, or, in the case of intestacy, under the laws relating to intestacy. Plan Awards transferred remain subject to all applicable terms, conditions and restrictions.

(i) Notwithstanding Subsection (h), the Administrator will have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) Plan Awards which may be transferred by the Participant during his/her lifetime to any member of his/her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his/her immediate family, in which case the written documentation containing the terms and conditions of such Plan Awards will so state. A transfer of a Plan Award pursuant to this Subsection may only be effected by the Administrator at the written request of a Participant and will become effective only when recorded in Edison International's record of outstanding Plan Awards. In the event a Plan Award is transferred as contemplated in this Subsection, such Plan Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Plan Award is transferred as contemplated in this Subsection, such Plan Award will continue to be governed by and subject to the terms, conditions and restrictions of the Plan and the relevant grant. A transfer of a Statutory Stock Option as such pursuant to this provision will only be permissible if and to the extent that Section 422 of the Code, as in effect from time to time, does not cause such Statutory Stock Option to be treated as a non-statutory stock option that does not meet the requirements of Section 422 of the Code. As used in this Subsection, "immediate family" will mean, with respect to any person, a spouse, child, stepchild or grandchild, and will include relationships arising from legal adoption.

(j) No fractional shares will be issued under the Plan. Only cash payments will be made in lieu of fractional shares.

<page A-8>

(k) Each EIX Company will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered for that EIX Company by the Participant. Any disputes related to liability of an EIX Company for cash payments will be resolved by the Committee.

(l) Future services shall not constitute payment or part payment for previously unissued shares of Common Stock to be paid as a Plan Award.

(m) Edison International may, in its discretion, repurchase shares received upon exercise of a Plan Award if requested by the Holder.

(n)  This Plan will be governed by the laws of the State of California.

3.6 Amendment and Termination of the Plan.

(a) The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time if, in the sole judgment of the Board, such action is in the best interests of the Company. No amendment will, without approval of the shareholders of Edison International, except as provided in Section 3.4 of the Plan, materially increase the number of securities which may be issued under the Plan, the maximum individual Plan Award, or the duration of the Plan.

(b) The Administrator may, with the consent of a Holder, make such modifications in the terms and conditions of any Plan Award as it deems advisable or cancel the Plan Award (with or without consideration). No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Plan Award previously granted under the Plan.

3.7 Termination of Employment.

(a) The Administrator shall provide in the terms and conditions of any Plan Award at the time of grant the extent to which termination of employment, or termination of service as a Director, will shorten the period for exercising an Award.

(b) In the event a Holder of a Plan Award ceases to be an employee, the Holder must have been a Participant for the entire incentive or vesting period applicable to the Plan Award in order to be eligible for the full amount of any such Plan Award. Pro-rata awards may be distributed to Participants who are discharged or who terminate their employment for reasons other than incompetence, misconduct or fraud, or who retired or became disabled during the incentive period, or who were Participants for less than the full incentive period. A pro-rata award may be made to a Participant's designated beneficiary in the event of death of a Participant during an incentive period prior to an award being made.

(c) The Administrator may in its sole discretion determine, with respect to a Plan Award, that any Holder who is on a leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Plan Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

(d) The Administrator may vary the requirements of this Section 3.7 in the terms and conditions of a Plan Award at the time of grant, or on a case-by-case basis thereafter, as it deems appropriate and in the best interests of Edison International. The Administrator may accelerate the vesting of all, or a portion of any Plan Award, and may extend the above-described exercise periods to as long as the term provided in the terms and conditions of the original Plan Award.

4.  DEFINITIONS.

Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates otherwise:

"Administrator" is the Committee or the Board as determined under Article 3.

"Approval Date" means April 16, 1998, or such later date on which stockholder approval of the Plan occurs.

<page A-9>

"Board of  Directors"  or  "Board"  means  the  Board  of  Directors  of  Edison
     International.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means those Directors on the  Compensation  and Executive  Personnel
     Committee of the Board who qualify as "non-employee Directors" under Rule 16b-3. The Board will ensure at least two members are qualified to administer the Plan at all times.

"Common Stock" means the common shares of Edison International.

"Director"  means a  non-employee  member  of the Board of  Directors  of an EIX
     Company.

"Dividend Equivalent" means the additional amount of cash or Common Stock as described in Section 2.6 of the Plan.

"EIX Company" means Edison International or the Edison International affiliate that the Participant serves as an employee or Director. For this purpose, an Edison International affiliate is any company during any period in which it is a "subsidiary company" as that term is defined in Section 424(f) of the Code.

"Eligible  Person"  means  Directors,  Executive  Officers,  or  Key  Management
     Employees of an EIX Company.

"Executive Officer" means an executive officer of Edison International, as determined from time-to-time by Edison International pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and may include one or more individuals who are officers of other EIX Companies.

"Fair Market Value" means the average of the highest and lowest sale prices for the Common Stock as reported in the western edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the date as of which such determination is made.

"Holder" means a person holding a Plan Award.

"Key Management  Employee"  means an officer or  management  employee  of an EIX
     Company whose participation as such has been approved by the Committee or the EIX Company and who has not been determined to be an Executive Officer of Edison International pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

"Nonqualified  Stock  Option"  means an  option,  other than a  Statutory  Stock
     Option, granted pursuant to Section 2.2 of the Plan.

"Option" means either a Nonqualified Stock Option or Statutory Stock Option.

"Participant" is an Eligible Person who has been granted a Plan Award.

"Performance Award" means an Award granted pursuant to Article 2.5 of the Plan.

"Plan" means the Equity Compensation Plan as set forth herein, which may be amended from time-to-time.

"Plan Award" means any award (including any award or crediting of Stock Units) which may be made under the Plan by the Administrator.

"Pricing Date" means the date the Plan Award is granted except that the Administrator may provide that the Pricing Date is the date the recipient is hired or promoted if the grant of the Plan Award occurs within 90 days of such event.

"Rule16b-3"  means  Rule  16b-3  promulgated  by  the  Securities  and  Exchange
     Commission under the Securities Exchange Act of 1934, as amended.

"Statutory Stock Option" means an option as defined under Section 422 of the Code granted pursuant to Section 2.3 of the Plan.

<page A-11>

"Stock Appreciation Equivalent" means an award based on Common Stock appreciation or other specific performance criteria which is granted pursuant to Section 2.6 of the Plan.

"Stock Appreciation  Right" or "Right" means a right granted pursuant to Section
     2.4 of the Plan.

"Stock Grant" means an award made in shares of Common Stock or Stock Units pursuant to Section 2.7 of the Plan.

"Stock Payment"  means a payment  pursuant  to  Section  2.8 in shares of Common
     Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

"Stock Unit" means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment).


EDISON INTERNATIONAL




--------------------------------------------
Lillian R. Gorman, Vice President


<Page A-11>



          I, Paige W.R. White, Assistant Secretary of Edison International, do hereby certify that the above is a full, true, and correct copy of a resolution of the Board of Directors of said corporation, adopted at a meeting of said Board of Directors duly held on February 19, 1998.

          WITNESS my hand and seal of said corporation this 16th day of April, 1998.



                                             Paige W.R. White
                                             ---------------------
                                             Paige W.R. White
                                             Assistant Secretary
                                             Edison International
(SEAL)